Exhibit 10.2

SUBSCRIPTION AGREEMENT

August 9, 2021

In connection with the proposed business combination (the “Transaction”) between Environmental Impact Acquisition Corp., a Delaware corporation (the “Company”), and GreenLight Biosciences, Inc., a Delaware corporation (the “Target”), pursuant to that certain Business Combination Agreement, dated as of August 9, 2021 (as it may be amended, the “Transaction Agreement”), by and among the Company, the Target and certain other parties named therein, the Company is seeking commitments from interested investors to purchase, prior to the consummation of the Transaction, shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), for a purchase price of $10.00 per share (the “Purchase Price per Share” and the aggregate of such Purchase Price per Share for all Shares (as defined below) being referred to herein as the “Purchase Price”), in a private placement to be conducted by the Company (the “Offering”).

On the date set forth on the signature page of this subscription agreement (this “Subscription Agreement”), the Company is entering into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other subscribers (the “Other Subscribers” and together with the undersigned, the “Subscribers”), which are on substantially the same terms as the terms of this Subscription Agreement, pursuant to which the Subscribers, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the shares of Common Stock to be purchased by the undersigned, an aggregate amount of up to [______] shares of Common Stock, at the Purchase Price per Share. In connection therewith, the undersigned subscriber (the “Subscriber”) and the Company agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), the Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Subscriber, such number of shares of Common Stock as is set forth on the signature page of this Subscription Agreement (the “Shares”) at the Purchase Price per Share and on the terms provided for herein.

2. Closing; Delivery of Shares.

(a) The closing of the sale of Shares contemplated hereby (the “Closing”, and the date that the Closing actually occurs, the “Closing Date”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Closing shall occur on the date of, and immediately prior to, the Transaction Closing.

(b) The Company shall provide written notice (which may be via email) to the Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions of the Transaction Closing to be satisfied or waived on a date specified in the notice (the “Scheduled Closing Date”) that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Subscriber, which Closing Notice shall contain (i) such Scheduled Closing Date and (ii) the Company’s wire instructions for an escrow account (the “Escrow Account”) established by the Company with a third-party escrow agent (the “Escrow Agent”) to be identified in the Closing Notice (or such other account as agreed by the Company and the Subscriber). No later than two (2) business days prior to the Scheduled Closing Date, the Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Shares to the Subscriber. Further, subject to the satisfaction or waiver of the conditions set forth in this Section 2 and Section 3, the Subscriber shall deliver to the Company, prior to 10:00 a.m. (Eastern Time) on the Scheduled Closing Date, the Purchase Price for the Shares by wire transfer of United States dollars in immediately available funds (i) to the Escrow Account or (ii) to an account specified by the Company (“Alternative Settlement Procedures”), against delivery to the Subscriber on the Closing Date of the Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws and those arising under separate legal or contractual obligations of the Subscriber), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable. On the Closing Date, the Company shall deliver to the Subscriber a copy of the records of the Company or its transfer agent showing the Subscriber (or its nominee or custodian) as the owner of the Shares on and as of the Closing Date (the “Subscriber’s Deliveries”).Unless otherwise provided pursuant to Alternative Settlement Procedures, upon transfer of the Subscriber’s Deliveries by the Company to the Subscriber (or its nominee in accordance with its delivery instructions), the Escrow Agent shall release the Purchase Price from the Escrow Account to the Company. If this Subscription Agreement is terminated prior to the Closing and any funds have already been sent by the Subscriber to the Escrow Account, then promptly after such termination, the Company will instruct the Escrow Agent to promptly return such funds to the Subscriber. If the Transaction Closing does not occur within three (3) business days of the Scheduled Closing Date, unless otherwise instructed by the Company and the Subscriber, the Escrow Agent or the Company, as applicable, shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to the Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by the Subscriber, and any book entries shall be deemed cancelled; provided, however, that unless this Subscription Agreement has been terminated pursuant to Section 7 below, such return of funds shall not terminate this Subscription Agreement or relieve the Subscriber of its obligation to redeliver funds to the Escrow Agent or the Company on the new Closing Date following the Company’s redelivering to the Subscriber a new Closing Notice and to purchase the Shares at the Closing.

3. Closing Conditions. In addition to the conditions set forth in Section 2:

(a) The Closing is also subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i)

no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and be continuing;

(ii)

no governmental authority of competent jurisdiction shall have rendered, issued, promulgated, enforced, enacted or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and which then makes the consummation of the transactions contemplated hereby illegal or then restrains or prohibits the consummation of the transactions contemplated hereby; and

(iii)

all conditions precedent to the Transaction Closing set forth in the Transaction Agreement, including all necessary approvals of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing).

(b) The obligations of the Company to consummate the Closing are also subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date); and

(ii)

the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing except where the failure of such performance or compliance would not delay, or materially impair, the ability of the Subscriber to consummate the Closing.

(c) The obligations of the Subscriber to consummate the Closing are also subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date);

(ii)

the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)

the terms of the Transaction Agreement (as in effect on the date hereof, including the conditions thereto), shall not have been amended or waived in a manner that would reasonably be expected to be materially adverse to the economic benefits of the Common Stock to be received under this Subscription Agreement;

(iv)

There shall have been no amendment, waiver or modification to any Other Subscription Agreement that materially benefits one or more Other Subscribers unless the Subscriber shall have been offered the same benefits; and

(v)

The Company shall have filed with the Nasdaq Stock Market, Inc. (“NASDAQ”) an application or supplemental listing application for listing of the Shares and the Shares shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(d) Prior to or at the Closing, upon request of the Company, the Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

(e) The Company and the Subscriber shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated in this Subscription Agreement.

4. Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) The Shares have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Amended and Restated Certificate of Incorporation, the Company’s bylaws or under the laws of the State of Delaware.

(c) This Subscription Agreement and the Transaction Agreement (the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are enforceable against the Company in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) The execution, delivery and performance of the Transaction Documents, including the issuance and sale of the Shares and the consummation of the transactions contemplated hereby, will not conflict with or result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets, liabilities, operations (including results of operations), condition (including financial condition), stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement; (ii) the provisions of the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Subscription Agreement.

(e) Assuming the accuracy of the representations and warranties of the Subscriber (and the similar representations and warranties of the Other Subscribers under the Other Subscription Agreements), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including the issuance of the Shares), other than (i) any required filing of a Notice of Exempt Offering of Securities on Form D with the U.S. Securities and Exchange Commission (the “SEC”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), (ii) the filing with the SEC of the Registration Statement (as defined below), (iii) the filings required by applicable state or federal securities laws, (iv) the filings required in accordance with Section 11, (v) any filings or notices required by NASDAQ, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, (A) a Material Adverse Effect or (B) a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the sale and issuance of the Shares to the Subscriber.

(f) Other than as set forth in the Transaction Agreement, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the Closing Date.

(g) As of the date of this Subscription Agreement (and immediately prior to the filing of the Amended and Restated Certificate of Incorporation of the Company pursuant to the terms of the Transaction Agreement), the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, (ii) 20,000,000 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) and (iii) 1,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). As of the date of this Subscription Agreement (and immediately prior to the filing of the Amended and Restated Certificate of Incorporation of the Company pursuant to the terms of the Transaction Agreement), (A) 20,700,000 shares of Common Stock are issued and outstanding, (B) 5,175,000 shares of Class B Common Stock are issued and outstanding, (C) 13,100,000 warrants to purchase Common Stock are issued and outstanding and (D) no Preferred Stock is issued and outstanding. All (1) issued and outstanding shares of Common Stock and Class B Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (2) outstanding warrants have been duly authorized and validly issued and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Documents (as defined below), as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company shares of Common Stock, Class B Common Stock or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Company has no subsidiaries, other than subsidiaries formed for purposes of the Transaction, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (1) as set forth in the SEC Documents and (2) as contemplated by the Transaction Agreement.

(h) The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on NASDAQ under the symbol “ENVI.” (The Company notes that the symbol will change upon the closing of the Transaction.) There is no suit, action, proceeding or disclosed investigation pending or, to the knowledge of the Company, threatened against the Company by NASDAQ or the SEC with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on NASDAQ, excluding, for the purposes of clarity, the customary ongoing review by NASDAQ of the Company’s listing application with respect to the Transaction. The Company has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act prior to the Closing.

(i) Other than the Other Subscription Agreements, the Transaction Agreement and any other agreement contemplated by the Transaction Agreement, the Company has not entered into any side letter or similar agreement with any Other Subscriber or any other investor in connection with such Other Subscriber’s or investor’s direct or indirect investment in the Company. The Other Subscription Agreements reflect the same Purchase Price Per Share. No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Subscriber than to the Subscriber hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

(j) The Company has made available to the Subscriber (including via the SEC’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy statement, registration statement and other document filed by the Company with the SEC prior to the date of this Subscription Agreement (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act contained, when filed (or, if amended, when amended), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and such SEC Documents (if amended, when amended) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. The Company has timely filed (subject to Rule 12b-25 under the Exchange Act) each report, statement, schedule, prospectus, proxy statement, registration statement and other document that the Company was required to file with the SEC since its initial registration of the Common Stock with the SEC. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Staff of the SEC with respect to any of the SEC Documents. Other than as disclosed in the SEC Documents, the financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly represent in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments.

(k) Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Company.

(l) The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Subscriber could become liable. Other than SVB Leerink LLC (“SVB Leerink”) and Credit Suisse Securities (USA) LLC (“Credit Suisse” and together with SVB Leerink, the “Placement Agents”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for acting as a placement agent in connection with the sale of any shares of Common Stock in the Offering.

(n) The Company is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o) Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 5 (and the similar representations and warranties of the Other Subscribers under the Other Subscription Agreements), in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Shares under the Securities Act. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(p) There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreements.

(q) The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Subscriber.

5. Subscriber Representations, Warranties and Covenants. The Subscriber represents and warrants to the Company that:

(a) At the time the Subscriber was offered the Shares, it was, and as of the date hereof, the Subscriber is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or, if Exhibit A hereto is completed and executed herewith, an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) satisfying the applicable requirements set forth on Exhibit A hereto, and accordingly, understands that the Offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J), and (ii) acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

(b) The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares delivered at the Closing have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (ii) and (iii) in accordance with any applicable securities laws of the states of the United States and other jurisdictions, and that any certificates (if any) or any book entries representing the Shares delivered at the Closing shall contain a legend or restrictive notation to such effect and, as a result, the Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber further acknowledges that the Shares will not be eligible for resale pursuant to Rule 144 promulgated under the Securities Act, until, among other requirements, at least one year has elapsed from the time that the Company has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and Subscriber effecting a pledge of Shares shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Issuer pursuant to this Subscription Agreement.

(c) The Subscriber understands and agrees that the Subscriber is purchasing Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to the Subscriber by or on behalf of the Company, or any of its officers or directors, expressly (other than those representations, warranties, covenants and agreements included in this Subscription Agreement) or by implication.

(d) The Subscriber’s acquisition, holding and disposition of the Shares do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(e) The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares. Target has informed the Subscriber that upon the consummation of the Transaction, the holders of equity securities of the Target will be locked-up pursuant to the Company’s bylaws. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has received (or in the case of documents filed with the SEC, had access to) and reviewed the following items (collectively, the “Disclosure Documents”): (i) the SEC Documents, including the final prospectus of the Company, dated as of January 15, 2021 and filed with the SEC on January 15, 2021 (the “Prospectus”), (ii) the Transaction Agreement, a copy of which will be filed by the Company with the SEC and (iii) the investor presentation by the Company and the Target most recently posted in the electronic data room made available to the Subscriber in connection herewith (the “Investor Presentation”). The undersigned understands the significant extent to which certain of the disclosures contained in item (i) above shall not apply following the Transaction Closing. The Subscriber acknowledges that the Company intends to file with the SEC a registration statement on Form S-4 with respect to the shares of Common Stock to be issued to stockholders of the Target in the Transaction, that such registration statement will contain detailed information regarding, among other things, the Transaction and the business, management, operations, properties, assets, liabilities, financial condition and results of operations of, and the risks faced by, the Target, and that the Subscriber has determined to participate in the Offering without such detailed information. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(f) The Subscriber became aware of this Offering by means of direct contact between the Subscriber, on the one hand, and the Target, the Company, the Placement Agents or one or more representatives of the Target, the Company or the Placement Agents, on the other hand, and the Shares were offered to the Subscriber solely through such direct contact. The Subscriber did not become aware of this Offering, nor were the Shares offered to the Subscriber, by any other means. The Subscriber acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Subscriber acknowledges that the Subscriber shall be responsible for any and all of the Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither the Company nor the Target has provided any tax advice or any other representation, warranty or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(g) The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Disclosure Documents and in the Company’s filings with the SEC. The Subscriber is able to fend for itself in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

(h) Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists. The Subscriber has exercised independent judgment in evaluating its participation in the Offering, and accordingly, the Subscriber understands that the Offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(i) In making its decision to purchase the Shares, the Subscriber has relied solely upon the independent investigation made by the Subscriber, the Investor Presentation and the representations and warranties of the Company set forth herein. The Subscriber has determined, based on such independent investigation and any professional advice as it deems appropriate, that its purchase of the Shares and participation in the transactions contemplated by this Subscription Agreement (i) are consistent with its financial needs, objectives and condition, (ii) comply and are consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action, and (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound. The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have (i) had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and (ii) conducted and completed independent due diligence with respect to the Offering and the Shares. Without limiting the generality of the foregoing, the Subscriber has not relied on any statements or other information provided by the Placement Agents, the Company, the Target any of their respective affiliates or any of such person’s or its affiliates’ control persons, officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents concerning the Company, the Target or the Shares or the offer and sale of the Shares other than those representations and warranties included in this Subscription Agreement. The Subscriber acknowledges and agrees that the Placement Agents have not, acting in their role as placement agents to the Company, provided the Subscriber with any information or advice with respect to the Shares nor is such information or advice necessary or desired. The Placement Agents, acting in their role as placement agents to the Company, have not made and are not making any representation as to the Company or Target or the quality or value of the Shares and the Placement Agents, acting in their role as placement agents to the Company, may have acquired non-public information with respect to the Company or Target which the Subscriber agrees need not be provided to it. The Placement Agents, acting in their role as placement agents to the Company, have no responsibility with respect to the completeness or accuracy of any information or materials furnished to the Subscriber in connection with the transactions contemplated hereby.

(j) The Subscriber understands and agrees that no federal, state or foreign agency has passed upon or endorsed the merits of the Offering or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of any of the Disclosure Documents or any other information provided to the Subscriber or its professional advisors, if any.

(k) The Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

(l) The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a violation, breach or default under or conflict with any federal or state statute, rule or regulation applicable to the Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement, undertaking or instrument to which the Subscriber is a party or by which the Subscriber is bound or to which any of the property or assets of the Subscriber is subject, and will not violate any provisions of the Subscriber’s charter documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

(m) Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(n) The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, or on the Foreign Sanctions Evaders, Foreign Financial Institutions Subject to Correspondent Account or Payable-Through Account Sanctions, Non-SDN Palestinian Legislative Council, Non-SDN Iranian Sanctions, and Non-SDN Menu-Based Sanctions lists administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (iii) a person or entity named on the Denied Persons, Entity, Military End User, Military Intelligence End User, or Unverified Lists of the Bureau of Industry and Security, or on the Debarred Parties or Nonproliferation Sanctions Lists of the U.S. State Department, (iv) a person or entity for which dealings transactions are prohibited under any non-U.S. sanctions laws, including those promulgated by the European Union and the UN Security Council, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Neither the Subscriber nor any person acting on its behalf has unlawfully exported, re-exported, transferred or brokered the sale of any goods, services, technology or technical data to or from, or entered into, or facilitated any transaction or had any dealing with, any person or entity for whom a license or other authorization is required under any applicable sanctions laws except pursuant to a valid license or other authorization. The Subscriber maintains policies and procedures reasonably designed to ensure compliance with applicable sanctions programs, including the OFAC Lists. The Subscriber is not currently undergoing any audit, review, inspection, investigation, survey or examination by any government law enforcement agency relating to sanctions or other trade-related activity.

(o) The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

(p) The Subscriber does not have, as of the date hereof, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act, any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps or similar arrangements (including on a total return basis), and/or other short sale positions, whether through a broker dealer or otherwise, with respect to the securities of the Company. Notwithstanding the foregoing, if (i) other entities under common management with the Subscriber have no knowledge of this Subscription Agreement or of the Subscriber’s participation in the Transaction (including the Subscriber’s affiliates) or (ii) the Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Subscriber’s assets, then, in each case, the foregoing representation shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

(q) If the Subscriber is, or is acting on behalf of or using the assets of, (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code, (iii) a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other employee benefit plan that is not subject to Title I of ERISA or Section 4975 of the Code but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Law”), or (iv) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in the foregoing clauses (i), (ii) or (iii) (each such plan, account, arrangement or entity described in the foregoing clauses (i), (ii), (iii) or (iv), a “Plan”), the Subscriber represents and warrants that: (A) neither the Company, the Target nor any of their respective affiliates, agents or employees (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary or otherwise with respect to any decision to acquire, continue to hold or transfer the Shares; (B) the decision to acquire and hold the Shares is made by a named fiduciary of the Plan who is authorized to invest the assets of the Plan (the “Fiduciary”); (C) the Fiduciary (x) has determined that an investment in the Shares is consistent with the Fiduciary’s responsibilities to the Plan under ERISA or other applicable law and (y) is qualified to make such investment decision; (D) none of the Transaction Parties (x) exercises any authority or control with respect to the management or disposition of assets of the Plan used to purchase the Shares, (y) renders investment advice for a fee with respect to such assets of the Plan, or has the authority to do so, or (z) is an employer maintaining or contributing to, or any of whose employees are covered by, the Plan; and (E) the representations and warranties made on Exhibit B hereto (Benefit Plan Investor Questionnaire) are true and complete.

(r) At the Closing, the Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2(b) above.

(s) The Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(t) No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Shares. The Placement Agents and each of their members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by or on behalf of the Company or the Target. In connection with the offer and sale of the Shares, the Placement Agents have not acted as the Subscriber’s financial advisor or fiduciary.

(u) The Subscriber acknowledges and is aware that SVB Leerink and Credit Suisse are acting as financial advisors and capital markets advisors to Target in connection with the Transaction and the Subscriber hereby waives any claims it may have based on any actual or potential conflict of interest or similar claim relating to or arising from SVB Leerink and Credit Suisse acting as financial advisors and capital markets advisors to Target and acting as placement agents to the Company.

(v) If applicable, in connection with the Transaction, the Subscriber shall comply promptly but in no event later than ten (10) business days after the date hereof with all applicable requirements pursuant to Antitrust Laws (as defined below). “Antitrust Laws” means all laws, rules and regulations that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. If applicable, Subscriber shall use its reasonable best efforts to furnish to the Company, as promptly as reasonably practicable, all information required for any notification or filing to be made pursuant to Antitrust Laws in connection with the Transaction. If applicable, Subscriber shall request early termination of all applicable waiting periods under Antitrust Laws with respect to the Transaction and shall use its reasonable best efforts to, as promptly as practicable, (i) cooperate in good faith with the relevant authorities; (ii) substantially comply with any information or document requests; and (iii) obtain the termination or expiration of all waiting periods under Antitrust Laws, in each case, in connection with the Transaction.

6. Registration Rights.

(a) The Company agrees that, within thirty (30) calendar days after the Transaction Closing (the “Filing Date”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Shares (the initial registration statement and any other registration statement that may be filed by the Company under this Section 6, the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Transaction Closing and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, that if such day falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business; and provided further, that if the SEC is closed on a business day (whether by reason of government shutdown, government order, health protocol or otherwise), the Effectiveness Deadline shall be extended by the same number of such business days. Notwithstanding the foregoing, if the SEC or its staff prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of shares of Common Stock by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC or its staff. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement to register such Shares not included in the Registration Statement and cause such amendment or Registration Statement to become effective as promptly as practicable. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided that if the SEC requests that Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw from the Registration Statement. The Company shall use its commercially reasonable efforts to provide a draft of the Registration Statement to the Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with the Subscriber’s review. The Company agrees that it will use its commercially reasonable efforts to cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective as to the Subscriber until the earliest (such earliest date, the “Effectiveness Expiration”) of (i) two (2) years from the date of effectiveness of the initial Registration Statement, (ii) the date on which the Subscriber ceases to hold the Shares covered by such Registration Statement, or (iii) the first date on which the Subscriber can sell all of its Shares under Rule 144 of the Securities Act without restriction, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of the Shares to the Company upon request to assist the Company in making the determination described above. The Company’s obligations to include the Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding the Subscriber, the securities of the Company beneficially owned by the Subscriber, the intended method of disposition of the Shares, and transactions and relationships with the

Company, the Target and their respective affiliates as shall be reasonably requested by the Company to effect the registration of the Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, provided that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. With respect to the information to be provided by the Subscriber pursuant to this Section 6 or otherwise in connection with the Registration Statement, the Company shall request such information from the Subscriber at least ten (10) business days prior to the anticipated filing date of the Registration Statement. Any failure by the Company to file the Registration Statement by the Filing Date or for the Registration Statement to be declared effective by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth in this Section 6. For purposes of this Section 6, “Shares” shall mean, as of any date of determination, the Shares and any other equity security of the Company issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

(b) In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform the Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense, the Company shall:

(i)

except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions;

(ii)	advise the Subscriber within two (2) business days:

(1)	when a Registration Statement or any post-effective amendment thereto has become effective;

(2)	of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3)	of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4)	of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)

subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Subscriber of such events listed above, provide the Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Subscriber of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding the Company;

(iii)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)

upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)	use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Common Stock is then listed;

(vi)

use its commercially reasonable efforts (A) to take all other steps necessary to effect and maintain the registration of the Shares contemplated hereby and (B) until the Effectiveness Expiration, to timely file all reports and other materials required to be filed by the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other materials is required for the applicable provisions of Rule 144 to enable the Subscriber to sell the Shares under Rule 144; and

(vii)

upon request of the Subscriber, use commercially reasonable efforts to promptly cause the removal of any restrictive legends on the Shares and issue a certificate or a book entry record without any such legends to the holder of the Shares if (A) such Shares are registered for resale pursuant to an effective registration statement under the Securities Act, upon the sale thereof, (B) the Shares are sold pursuant to Rule 144, or (C) the Shares can be sold, assigned or transferred without restriction or current public information requirements pursuant to Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and any requirement for the Company to be in compliance with the current public information required under Rule 144(c) or Rule 144(i), as applicable, and in each case, the holder provides the Company with an undertaking to effect any sales or other transfers in accordance with the Securities Act.

With respect to a sale pursuant to the foregoing clause (vii)(B), the Company shall use its commercially reasonable efforts to cause the removal of such legend within three (3) business days of receipt of the Subscriber’s request, provided that the Subscriber has provided customary representations and other documentation in connection therewith. The Company shall be responsible for the fees of the applicable transfer agent and counsel to the Company and the Subscriber shall be responsible for all other fees and expenses (including, without limitation, any applicable broker fees, fees and disbursements of their legal counsel and any applicable transfer taxes). The Company shall use its commercially reasonable efforts at its own expense to cause its legal counsel to deliver an opinion, if necessary, to the applicable transfer agent in connection with the instruction under Section 6(b)(vii) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Subscriber as reasonably requested by the Company, its counsel or the applicable transfer agent, establishing that restrictive legends are no longer required.

(c) The Company may delay filing or suspend the use of any such registration statement if the Company determines, upon advice of legal counsel, that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto or a supplement to the related prospectus would be needed, or if the Chief Executive Officer of the Company reasonable believes, upon advice of legal counsel, that such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay filing or suspend the use of any registration statement on more than three occasions or for more than ninety (90) consecutive calendar days, or more than one hundred twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading, the Subscriber agrees that it will (i) immediately discontinue offers and sales of the Shares under the

Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above (which the Company agrees to promptly prepare and deliver) and (y) notice that any post-effective amendment has become effective or (B) notice from the Company that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by applicable law. If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply to (i) the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.

(d) The Company shall indemnify, defend and hold harmless the Subscriber (to the extent a seller under the Registration Statement), its officers, directors, general partners, managing members, managers, employees and agents, and each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable and documented out-of-pocket attorneys’ fees) and expenses (collectively, “Losses”), resulting from (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6, except to the extent, and only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information furnished in writing to the Company by or on behalf of the Subscriber expressly for use therein. Notwithstanding the forgoing, the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action, suit, claim or other proceeding if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

(e) The Subscriber shall, separately and not jointly with any Other Subscriber, indemnify, defend and hold harmless the Company, its directors, officers, employees and agents, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, general partners, managing members, managers, officers, agents and employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, and only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information furnished in writing to the Company by or on behalf of the Subscriber expressly for use therein. Notwithstanding the forgoing, the Subscriber’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action, suit, claim or other proceeding if such settlement is effected without the prior written consent of the Subscriber (which consent shall not be unreasonably withheld or delayed). In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

(f) Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it may seek indemnification hereunder (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder except to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed). If such defense is assumed, the indemnifying party shall not be liable for any settlement made by the indemnified party without the prior written consent of the indemnifying party. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, except to the extent that in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(g) If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by or on behalf of, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be subject to the limitations set forth in this Section 6 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(f) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 6(f) shall be individual, not joint and several, and in no event shall the liability of the Subscriber hereunder exceed the net proceeds received by the Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of: (a) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; (b) such date and time as the Transaction Agreement is terminated in accordance with its terms; or (c) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to February 10, 2022 and the terminating party’s breach (in the case of termination by the Subscriber, whether alone or together with one or more Other Subscribers’ breaches of one or more Other Subscription Agreements) was not the primary reason the Closing failed to occur by such date; provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach, and (ii) the provisions of Sections 8 through 10 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely. The Company shall notify the Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 7, any monies paid by the Subscriber to the Company in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Subscriber.

8. Trust Account Waiver. The Subscriber hereby represents and warrants that it has read the Prospectus and understands and acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (including persons and entities holding overallotment shares acquired by the Company’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Company shares in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus, the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if the Company fails to consummate a Business Combination within 24 months after the closing of the IPO, which is subject to extension by amendment to the Company’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise and income tax obligations and up to $100,000 in dissolution expenses, or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber hereby waives any and all right, title and interest, or any claim of any kind it has or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Subscriber commences any action, suit, claim or other proceeding based upon, in connection with, as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Shares, which action, suit, claim or other proceeding seeks, in whole or in part, monetary relief against the Company or its representatives, the Subscriber hereby acknowledges and agrees that the Subscriber’s sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Subscriber (or any person claiming on its behalf or in lieu of it) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Notwithstanding anything else in this Section 8 to the contrary, nothing herein shall be deemed to limit the Subscriber’s right, title, interest or claim to the Trust Account by virtue of the Subscriber’s record or beneficial ownership of Common Stock of the Company acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company.

9. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares acquired hereunder, if any, subject to applicable securities laws) may be transferred or assigned by the Subscriber without the prior written consent of the Company, provided that the Subscriber may transfer or assign all or a portion of its rights and obligations under this Subscription Agreement to an affiliate or to any fund or account managed by the same investment manager as the Subscriber if the transferee or assignee makes all of the representations and warranties contained in Section 5 at the time of the assignment (it being understood that no such transfer or assignment shall relieve the Subscriber of its obligations hereunder if any such transferee or assignee fails to perform such obligations), provided further that the Subscriber shall provide notice to the Company upon such transfer or assignment. Any purported transfer or assignment in violation of this Section 9(a) shall be null and void ab initio.

(b) The Company may request from the Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares and to register the Shares for resale, and Subscriber shall provide such information as may be reasonably requested, provided that the Company agrees to keep any such information provided by the Subscriber confidential unless otherwise required by law, subpoena or regulatory request or requirement.

(c) The Subscriber acknowledges that the Company, the Placement Agents, the Target and others will rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement, provided, however, that the Closing may only be enforced against the Subscriber by the Company. Prior to the Closing, the Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein is no longer accurate in any material respect. The Subscriber agrees that the purchase by the Subscriber of the Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein by the Subscriber as of the time of such purchase. The Subscriber acknowledges and agrees that the Placement Agents are third-party beneficiaries of the acknowledgements, understandings, agreements, representations and warranties of the Subscriber contained in Section 5 of this Subscription Agreement. Except as expressly set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(d) The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The Subscriber acknowledges that the Company may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of the Company. Prior to the Transaction Closing, the Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed).

(e) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f) This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 8 hereof) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, waiver or termination is sought. No amendment, modification, termination or waiver signed by the Company and the Subscriber shall require the consent of any third-party beneficiary hereunder, and any and all rights of third-party beneficiaries shall be subject to any and all such amendments, modifications, waivers and termination.

(g) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior and contemporaneous agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed and delivered in one or more counterparts and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., .pdf or www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement without the posting of any bond and without proof of the inadequacy of money damages, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. In connection with any proceeding for which the Company is being granted an award of money damages, the Subscriber agrees that such damages, to the extent payable by the Subscriber, shall include damages related to the consideration that is or was to be paid to the Company under this Subscription Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Transaction Agreement and this Subscription Agreement.

(l) THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(m) EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY SUCH

CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY ARE WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(m).

(n) THE PARTIES HERETO AGREE THAT ALL DISPUTES, ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, NEW YORK, AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY THE “DESIGNATED COURTS”). EACH PARTY HERETO HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS SUBSCRIPTION AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM (OTHER THAN TO ENFORCE A JUDGMENT, DECREE OR OTHER ORDER OF A DESIGNATED COURT). EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE. EACH OF THE PARTIES HERETO ALSO AGREES THAT DELIVERY OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT TO A PARTY HEREOF IN COMPLIANCE WITH SECTION 9(O) SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN A DESIGNATED COURT WITH RESPECT TO ANY MATTERS TO WHICH THE PARTIES HERETO HAVE SUBMITTED TO JURISDICTION AS SET FORTH ABOVE.

(o) All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient (without an “error” or similar message that such e-mail was not received by such intended recipient), (iii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) three (3) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(o):

If to the Company, to: Environmental Impact Acquisition Corp. 535 Madison Avenue New York, NY 10022 Attention: Legal Department E-mail: lteipner@cgf.com Telephone No.: (212) 389-8109 with copies (which shall not constitute notice) to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Los Angeles, CA 90067

Attention: Steven B. Stokdyk

E-mail: steven.stokdyk@lw.com

Telephone No.: (213) 891-7421

Notice to the Subscriber shall be given to the address underneath the Subscriber’s name on the signature page hereto.

(p) The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (x) “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of the Company will include the Company’s sponsor, CG Investments Inc. VI.

(q) The obligations of the Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under any Other Subscription Agreement, and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under any Other Subscription Agreement. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Subscriber or any Other Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscriber and any Other Subscriber(s) as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and any Other Subscriber(s) are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent for the Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Subscriber shall be entitled to independently protect and enforce its rights, including the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

(r) The Subscriber understands and agrees that the Subscriber is purchasing the Shares directly from the Company. The Subscriber further acknowledges that there have not been, and the Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to the Subscriber by the Company, any other party to the Transaction, any of the foregoing person’s representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement. The Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(s) At Closing, each party hereto shall execute and deliver such additional documents and take such additional actions as the other party may reasonably deem practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

10. Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in the Company. The Subscriber agrees that neither (i) any Other Subscriber pursuant to any Other Subscription Agreement (including the controlling persons, members, officers, directors, partners, agents, or employees of any such Other Subscriber) nor (ii) either Placement Agent, its affiliates or any of its or its affiliates’

respective controlling persons, members, officers, directors, partners, agents, or employees, shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

11. Disclosure. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Press Release”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that the Company has provided to the Subscriber at any time prior to the filing of the Press Release. Upon the filing of the Press Release, to the Company’s knowledge, to the extent the Subscriber received only the Disclosure Documents, the Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents (including the Placement Agents) and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the Placement Agents or any of their respective affiliates in connection with the transactions contemplated hereby. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of the Subscriber, its investment adviser, if applicable, or any of its affiliates, or include the name of the Subscriber, its investment adviser, if applicable, or any of its affiliates in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Subscriber, except (i) as required by the federal securities laws and (ii) to the extent such disclosure is required by law, at the request of the Staff of the SEC or regulatory agency or under the regulations of NASDAQ, in which case the Company shall provide the Subscriber with prior written notice of such disclosure permitted under the foregoing clauses (i) and (ii).

12. Placement Agent Matters. Each party hereto agrees for the express benefit of the Placement Agents that:

(a) The Placement Agents (i) have no duties or obligations as placement agents other than those specifically set forth herein or in the engagement letter, dated as of June 4, 2021, among the Company and the Placement Agents, as amended to date (as amended, the “Engagement Letter”); (ii) shall not be liable for any improper payment made in accordance with the information provided by the Company; (iii) make no representation or warranty, and have no responsibilities, as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Subscription Agreement or in connection with any of the transactions contemplated hereby; and (iv) shall not be liable (x) for any action taken, suffered or omitted by either of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon them by this Subscription Agreement or (y) for anything which either of them may do or refrain from doing in connection with this Subscription Agreement, except for such party’s own gross negligence, willful misconduct or bad faith.

(b) The Placement Agents shall be entitled to (i) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to either of them by or on behalf of the Company, and (ii) be indemnified by the Company for acting as placement agents hereunder pursuant the indemnification provisions set forth in the Engagement Letter.

{SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Environmental Impact Acquisition Corp.
By:
Name:
Title:

SUBSCRIBER

Name(s) of Subscriber:

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:
Title of Authorized Signatory:

Address for Notice to Subscriber:

Attention:
Email:
Facsimile No.:
Telephone No.:

Address for Delivery of Shares to Subscriber (if not same as address for notice):

Subscription Amount:	$_______________
Number of Shares:	_______________
EIN:	_______________

[Subscriber Signature Page to the Subscription Agreement]

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached. The undersigned represents and warrants that the undersigned is an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all that apply):

_______	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_______	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_______	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act;

_______	An insurance company as defined in Section 2(a)(13) of the Securities Act;

_______	An investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that act;

_______	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_______	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

_______	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_______	An employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_______	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

_______	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_______	An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs.

_______	The Subscriber does not qualify under any of the investor categories set forth above.

Type of the Subscriber. Indicate the form of entity of the Subscriber:

☐	Corporation	☐	Limited Partnership
☐	Limited Liability Company	☐	General Partnership
☐	Revocable Trust
☐	Other Type of Trust (indicate type):	_________________________
☐	Other (indicate form of organization):	_________________________

Indicate the approximate date the Subscriber entity was formed: _____________________.

Initial the line below which correctly describes the application of the following statement to the Subscriber’s situation: the Subscriber (x) was not organized or reorganized for the specific purpose of acquiring the Shares and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in the Subscriber.

__________ True

__________ False

If the “False” line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.

SUBSCRIBER
Name(s) of Subscriber: ____________________
Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:
Title of Authorized Signatory:
Address for Notice to Subscriber:
Attention:
Email:
Facsimile No.:
Telephone No.:

[Signature Page to Exhibit A of the Subscription Agreement]

Exhibit B

Benefit Plan Investor Questionnaire

Capitalized terms used and not defined in this Exhibit B shall have the meanings given in the Subscription Agreement to which this Exhibit B is attached. The undersigned represents and warrants as follows (please check all boxes that apply):

☐	The Subscriber is not and will not be, and is not acting on behalf of or using the assets of, an entity or any other person that is or will be a Benefit Plan Investor (as defined below).

☐	The Subscriber is, or is acting on behalf of or using the assets of, a Benefit Plan Investor.

☐	The Subscriber is, or is acting on behalf of or using the assets of, an employee benefit plan that is not subject to ERISA or Section 4975 of the Code but is subject to any Similar Law.

If the Subscriber is, or is acting on behalf of or using the assets of, a Benefit Plan Investor, it is so because it is (check appropriate box):

☐	an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the provisions of Part 4 of Subtitle B of Title I of ERISA.

☐	a plan, account or arrangement to which Section 4975 of the Code applies.

☐	an entity (other than an insurance company general account) the assets of which are treated as “plan assets” for purposes of ERISA or Section 4975 of the Code; and

the percentage of the assets of such entity which are or may become “plan assets” for purposes of ERISA or Section 4975 of the Code will not exceed _____%.

☐	an insurance company general account, some or all of the assets of which are considered “plan assets” for purposes of ERISA or Section 4975 of the Code; and

the percentage of the assets of such insurance company general account which are or may become “plan assets” for purposes of ERISA or Section 4975 of the Code will not exceed _____%.

The term “Benefit Plan Investor” is defined in the U.S. Department of Labor Regulation Section 2510.3-101(f)(2) (as modified by Section 3(42) of ERISA) to include: (i) employee benefit plans subject to Part 4 of Title I of ERISA, (ii) plans, individual retirement accounts, annuities and other plans subject to Section 4975 of the Code and (iii) investment funds and other entities whose assets are deemed to include plan assets (because 25% or more of any one or more classes of equity interests in such fund or entity is held by Benefit Plan Investors, or otherwise).

If, at any time, any of the representations set forth in this Exhibit B (including, without limitation, the percentages set forth above) is or is reasonably expected to become untrue, inaccurate or incomplete, then, without limiting any other remedies available to the Company, the Target or any of their respective affiliates, the Subscriber shall so inform the Company in writing and provide any necessary information promptly. The Subscriber further agrees to provide such other information as the Company may reasonably request from time to time in order to ensure compliance with ERISA, Section 4975 of the Code or any Similar Law, as applicable.

SUBSC RIBER

Name(s) of Subscriber: _____________

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Subscriber:

Attention:

Email:

Facsimile No.:

Telephone No.:

[Signature Page to Exhibit B of the Subscription Agreement]